UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 5, 2013

ORIENT PAPER, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34577	20-4158835
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Science Park, Juli Road Xushui County, Baoding City Hebei Province, People’s Republic of China 072550
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:   (86) 312-8698215

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Orient Paper, Inc. (the “Company”) is filing this Current Report on Form 8-K for the purpose of providing stockholders with additional information regarding the tax characteristics of the Company’s quarterly dividends of $0.0125 per share of common stock that were paid on July 2, 2012, October 1, 2012 and December 21, 2012 to the Company’s stockholders of record (the “2012 Quarterly Dividend”). It is estimated that none of the 2012 Quarterly Dividends is taxable dividend for U.S. income tax purposes. Rather, each of the three $0.0125 per share 2012 Quarterly Dividend is a reduction in the stock basis in each share. To the extent that the tax basis in a share is reduced to zero, the excess cash distribution should be recognized as capital gain.

A copy of the Internal Revenue Service Form 8937 for the 2012 Quarterly Dividend (i) has been posted on the “Press Releases” page of the Company’s Investor Relations website at http://www.orientpaperinc.com/Press-Releases.html and (ii) is attached hereto as Exhibit 99.1.

The Company does not provide tax advice. Stockholders should consult with their own tax advisors regarding the specific tax treatment of the 2012 Quarterly Dividend that they received from the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Internal Revenue Service Form 8937 for the Company’s 2012 Quarterly Dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2013

ORIENT PAPER, INC.

	By:	/s/ Winston C. Yen
Winston C. Yen
Chief Financial Officer